Exhibit 10.32

Execution Version

DIRECTOR NOMINATION AGREEMENT OF

AUTOTRADER GROUP, INC.

By and Between

AUTOTRADER GROUP, INC.,

and

MANHEIM ATC, INC.

June 14, 2012

DIRECTOR NOMINATION AGREEMENT OF AUTOTRADER GROUP, INC.

THIS DIRECTOR NOMINATION AGREEMENT OF AUTOTRADER GROUP, INC. is made and entered into as of June 14, 2012 and is made effective as of the ATG IPO Effective Date (as defined below), by and between AutoTrader Group, Inc., a Delaware corporation (the “Company”), and Manheim ATC, Inc., a Delaware corporation (“Manheim”).

RECITALS

WHEREAS, the Company and Manheim desire to set forth their mutual agreement regarding certain corporate governance matters relating to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties to this Agreement, intending legally to be bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

The following terms used in this Agreement shall have the meanings set forth in this Section 1.1:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Agreement, as it may be amended, restated, modified or supplemented from time to time in accordance with its terms.

“ATC” means AutoTrader.com, Inc., a Delaware corporation.

“ATG Initial Public Offering” means the initial firm commitment underwritten public offering of shares of ATG’s common stock by means of a registration statement on Form S-1 (or any successor form) filed by ATG (or its successor) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which offering does not exclusively relate to the securities under an employee stock option, bonus or other compensation plan.

“ATG IPO Effective Date” means the closing date of the ATG Initial Public Offering.

“Board” means the Board of Directors of the Company.

“Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.

“CEI Related Party” means the lineal descendants of Governor James M. Cox (including adopted children), and the estates, executors and administrators of the above-described individuals, any private foundation or other charitable entity of which the above-described individuals constitute a majority of the trustees, directors or managers, and any corporation, partnership, limited liability company, trust or other entity in which the above-described individuals and the estates, executors and administrators, and lineal descendants of the above-named individuals in the aggregate have a direct or indirect beneficial or voting interest of greater than 50%.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share.

“Class A Shares” means the shares of Class A Common Stock held by a Class A Stockholder.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.001 per share.

“Class B Shares” means the shares of Class B Common Stock held by a Class B Stockholder.

“Company” has the meaning set forth in the Preamble.

“DGCL” means the Delaware General Corporation Law.

“Director” means a member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Agency” means any agency, department or subdivision of the United States federal government or any state or local government.

“Manheim” has the meaning set forth in the Preamble.

“Manheim Directors” has the meaning set forth in Section 2.1.

“Merger” means the merger of Merger Sub with and into ATC, with ATC as the surviving entity of such merger pursuant to the Agreement and Plan of Merger dated June 14, 2012, by and among the Company, ATC, and Merger Sub.

“Merger Sub” means AutoTrader Merger Sub, Inc., a Delaware corporation.

“Outstanding Shares” means the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following the effective time of the Merger, as such shares shall be adjusted from time to time to take into account any stock dividend, stock split, reverse stock split, or combination of shares, or any non-dilutive recapitalization, reorganization or similar event, but not other issuances of equity (including, without limitation, upon exercise of options or similar rights to acquire Shares or exchange securities for Shares), occurring after the date hereof which affect the number of shares of Class A Common Stock and Class B Common Stock outstanding.

“Person” means any individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint venture, trust, business trust, cooperative, association, Governmental Agency or other entity, or a division or subdivision of any of the foregoing, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits.

“Providence” means collectively, Providence Equity Partners VI, L.P. and PEP VI-A Auto Trader AIV L.P., each a Delaware limited partnership.

“Rule 10A-3” means Rule 10A-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

“Sale” means the sale, exchange, transfer, pledge, hypothecation, assignment or disposal of any Shares.

“SEC” means the U.S. Securities and Exchange Commission.

“Shares” means the Class A Shares and the Class B Shares, collectively.

“Subsidiary” means, with respect to the Company, any other Person of which (i) more than fifty percent (50%) of the outstanding voting securities and other equity interests therein are directly or indirectly owned by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries is a general partner.

ARTICLE II

BOARD OF DIRECTORS

2.1 Number of Directors.

(a) From and after the ATG IPO Effective Date, the Company shall nominate (or shall cause the nomination of) seven (7) individuals designated by Manheim to stand for election as Directors (the “Manheim Directors”) at each annual or special meeting of stockholders at which Directors are to be elected, and the Company shall cause the Board to be, and the Board shall be, initially composed of up to thirteen (13) Directors.

(b) Subject to any limitations on the size of the Board in the Bylaws, the size of the Board may be increased or decreased at any time by a majority vote of the Board; provided, however, that (i) no such action may eliminate the right of Manheim hereunder to nominate the number of Directors Manheim is entitled to nominate pursuant to this Agreement and (ii) in connection with any change that results in the size of the Board exceeding thirteen (13) Directors, Manheim shall be entitled to designate individuals to stand for election as additional Directors, if necessary, to maintain at least the proportionate representation on the

Board as specified in the first sentence of this Section 2.1 (rounded up to the nearest whole Director).

(c) Notwithstanding any other provision of this Agreement, the number of Manheim Directors shall be reduced by seven (7) from and after the time Manheim and its Affiliates consummate one or more Sales and immediately thereafter, Manheim, the CEI Related Parties and their respective Affiliates, in the aggregate, are the beneficial owner (as defined for purposes of Rule 13d-3 under the Exchange Act) of a number of Shares equal to less than ten percent (10%) of the total number of Outstanding Shares.

(d) The Company shall establish (and shall cause to be established), and the Board shall establish, an Executive Committee composed of three (3) Directors at least two (2) of whom shall be Manheim Directors (so long as Manheim is then entitled to nominate at least one (1) Director consistent with the provisions of this Section 2.1).

(e) The Board may also establish additional committees for such purposes as it shall determine, and Manheim shall be entitled to have representation on each such committee (so long as Manheim is then entitled to nominate Directors consistent with the provisions of this Section 2.1). The governing body (or any committee thereof) of any Subsidiary shall have at least two (2) members designated by Manheim.

(f) The Company shall take (and shall cause the taking), the Board (as it exists immediately prior to the effectiveness of this Agreement) shall take, and Manheim shall take, all action necessary or advisable as may be required under the DGCL and the Bylaws to effectuate the provisions of this Section 2.1 as promptly and practicable after the date hereof.

2.2 Resignation. Any Manheim Director of the Company may resign at any time by giving written notice to the Secretary of the Company. The resignation of any Director shall take effect upon the giving of such notice or at such later time as shall be specified in the notice, and the acceptance of the resignation by the Company or the remaining Directors shall not be necessary to make such resignation effective.

2.3 Removal. The removal of any Manheim Director (including, without limitation, for cause) shall not prejudice or otherwise adversely affect the right of Manheim to nominate pursuant to this Agreement a substitute Director to fill the vacancy created by such removal. Any Manheim Director previously removed for cause shall not be eligible thereafter to serve as a Director of the Company.

2.4 Vacancies. The Company agrees that any vacancy occurring for any reason in the number of Manheim Directors of the Board shall be filled pursuant to the following procedures:

(a) if a vacancy occurs as a result of the death, disability, resignation or removal of a Manheim Director, Manheim shall designate an individual, which the Company shall nominate to stand for election as a replacement Director (so long as Manheim is then entitled to nominate another Manheim Director consistent with the provisions of Section 2.1); and

(b) if any vacancy occurs as a result of a change in the size of the Board, to the extent Manheim is entitled to nominate a Director to fill such vacancy pursuant to clause (ii) of the proviso in Section 2.1, Manheim shall designate an individual to be nominated by the Company to stand for election as a Director to fill such vacancy (so long as Manheim is then entitled to designate and nominate another Director consistent with the provisions of Section 2.1).

2.5 Director Fees and Expense Reimbursement. The Company agrees that the Manheim Directors shall be entitled to (a) director fees and other compensation to the same extent as other non-employee directors shall be entitled; (provided that, if none of the Directors designated by any other stockholders of the Company receive any such fees and other compensation, then the Manheim Directors shall not receive such fees and other compensation) and (b) reimbursement by the Company for their out-of-pocket expenditures incurred in connection with attending meetings of the Board or any committee thereof.

ARTICLE III

MISCELLANEOUS

3.1 Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure only to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement. Except as set forth in Section 2.5, nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement. Without limitation of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any stockholder of the Company who is not a party to this Agreement.

3.2 Amendment. This Agreement may not be amended, except by an instrument in writing executed by each of the parties hereto.

3.3 Use of Language. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words used in this Agreement in the singular shall be held and construed to include the plural and vice versa, unless the context otherwise requires. When used in this Agreement, “or” shall mean “and/or,” unless the context otherwise requires.

3.4 Governing Law. The parties (a) hereby irrevocably submit to the jurisdiction of the state courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any collateral document or the subject matter hereof or thereof, (b) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution therein, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or any collateral document or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby waive and agree not to seek any review by any court of any other jurisdiction which may be called upon to grant enforcement of the judgment of any such Delaware state or federal court.

THIS AGREEMENT (AND ALL CLAIMS, CONTROVERSIES OR CAUSES OF ACTION ARISING HEREUNDER, IN CONNECTION HEREWITH, OR RELATING HERETO, WHETHER IN CONTRACT, TORT OR OTHERWISE) IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (with receipt confirmed) or by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Suite 200

Atlanta, Georgia 30319

Attention: Victor A. Perry, III

Telecopier: (404) 843-5755

with copies (which shall not constitute notice) to:

AutoTrader Group, Inc.

3003 Summit Boulevard

Suite 200

Atlanta, Georgia 30319

Attention: Peter C. Cassat, Esq.

If to Manheim to:

Manheim ATC, Inc.

6205 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Attention: Sanford H. Schwartz

Telecopier:

with copies (which shall not constitute notice) to:

Dow Lohnes PLLC

1200 New Hampshire Avenue, Suite 800

Washington, DC 20036

Facsimile: (202) 776-2222

Attention: John T. Byrnes, Esq.

3.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Signatures delivered by facsimile or “pdf” shall be deemed original signatures for all purposes hereunder.

3.8 Headings. The Section headings used in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any term or provision of this Agreement.

3.9 No Waiver, Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

3.10 Specific Performance. Each party hereto acknowledges that the remedies at law of the other party for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security or proving actual damages, and in addition to all other remedies that may be available, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

3.11 Entire Agreement. This Agreement, including the Exhibits hereto, represents the entire understanding of the parties with reference to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications and prior agreements among the parties relating to the subject matter herein.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AUTOTRADER GROUP, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Secretary

MANHEIM ATC, INC.

By:	/s/ Charles N. Bowen
	Name:	Charles N. Bowen
	Title:	Assistant Secretary